As filed with the Securities and Exchange Commission on May 19, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Advanced Energy Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	84-0846841 (I.R.S. Employer Identification No.)

1625 Sharp Point Drive, Fort Collins, Colorado 80525
(Address, including zip code, of principal executive offices)

Employee Stock Purchase Plan

(Full title of the plan)

Michael El-Hillow
Executive Vice President and Chief Financial Officer
Advanced Energy Industries, Inc.
1625 Sharp Point Drive
Fort Collins, Colorado 80525
(Name and address of agent for service)

With a copy to:
Carissa C. W. Coze
Thelen Reid & Priest LLP
333 So. Hope Street, Suite 2900
Los Angeles, CA 90071

970-221-4670
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of securities to be	Amount to be	offering price	aggregate offering	Amount of
registered	registered (1)	per share (2)	price (2)	registration fee

Common Stock, $0.001 par value	200,000	$10.43	$2,086,000	$168.76

(1)	Also includes any additional shares of common stock that may become issuable under the registrant’s Employee Stock Purchase Plan as a result of the anti-dilution and adjustment provisions of the plan.

(2)	Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(h) under the Securities Act of 1933. The above calculation is based on the average of the reported high and low prices of the Common Stock on the Nasdaq National Market on May 16, 2003.

Statement Regarding Contents of Earlier Registration Statement
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
Item 6. Indemnification of Directors and Officers
Item 8. Exhibits
SIGNATURES
EXHIBIT INDEX
EX-5 Opinion/Consent of Thelen Reid & Priest LLP
Ex-23.1 Consent of KPMG LLP
Ex-23.2 Information Re: Consent of Arthur Andersen

Statement Regarding Contents of Earlier Registration Statement

     We filed a registration statement on Form S-8 on May 20, 1996 (File No. 333-04073) to register 200,000 shares of our common stock issuable under the Advanced Energy Industries, Inc. Employee Stock Purchase Plan. This registration statement on Form S-8 is being filed to register an additional 200,000 shares of our common stock issuable under that plan as the result of an amendment to the plan increasing the number of shares issuable thereunder to 400,000. The contents of the earlier registration statement, except for Items 3, 6 and 8 of Part II, are incorporated by reference in this registration statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

     The documents listed below, which we have filed with the Securities and Exchange Commission, are specifically incorporated by reference into this registration statement and form an integral part of this registration statement. Information in documents that we file with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this registration statement will automatically update and supercede the information contained in the listed documents, until we file a post-effective amendment to this registration statement that either indicates that all securities covered by this registration statement have been sold or deregisters all securities unsold as of the date of the post-effective amendment.

     (a)  Annual Report on Form 10-K for the year ended December 31, 2002, filed on March 27, 2003;

     (b)  All other reports filed by us pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, since the end of the fiscal year covered by the annual report referred to in (a) above; and

     (c)  The description of our common stock contained in the registration statement on Form 8-A filed under the Securities Exchange Act of 1934 on October 12, 1995, including any amendment or report filed for the purpose of updating such description.

Item 6. Indemnification of Directors and Officers

     As permitted by the Delaware General Corporation Law, our Restated Certificate of Incorporation provides that no director of our company shall be personally liable to our company or any stockholder for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the duty of loyalty to our company or our stockholders; (ii) for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of the law; (iii) arising from payment of dividends or approval of a stock purchase in violation of Section 174 of the Delaware General Corporation Law; or (iv) for any action from which the director derived an improper personal benefit. While our Restated Certificate of Incorporation provides protection from awards for monetary damages for breaches of the duty of care, it does not eliminate the director’s duty of care. Accordingly, our Restated Certificate of Incorporation will not affect the availability of equitable remedies, such as an injunction, based on a director’s breach of the duty of care. The provisions of our Restated Certificate of Incorporation described above apply to our officers only if they are also directors acting in their capacity as directors, and does not apply to our officers who are not directors.

     In addition, our bylaws provide that we shall indemnify our executive officers (as defined in Rule 3b-7 under the Securities Exchange Act of 1934) and directors, and any employee who serves as an executive officer or director of any corporation at our request, to the fullest extent permitted under and in accordance with the Delaware General Corporation Law; provided, however, that we may modify the extent of such indemnification by individual contracts with our executive officers and directors; and, provided further, that we shall not be required to indemnify any executive officer or director in connection with any proceeding (or part thereof) initiated by such person unless: (i) such indemnification is expressly required to be made by law; (ii) the proceeding was authorized by our board of directors; (iii) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested in our company under the Delaware General Corporation Law; or (iv) such indemnification is required to be made under Article XI, Section 43, Subsection (d) of our bylaws. Under the Delaware General Corporation Law, directors and officers as well as employees and individuals may be indemnified against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation as a derivative action) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

     We maintain a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

Item 8. Exhibits

Exhibit Number	Description

4.1	Restated Certificate of Incorporation, as amended (1)

4.2	Bylaws (2)

5	Opinion of Thelen Reid & Priest LLP

23.1	Consent of KPMG LLP

23.2	Information regarding consent of Arthur Andersen LLP

23.3	Consent of Thelen Reid & Priest LLP (3)

24	Power of Attorney (4)

(1)	Incorporated by reference from our Quarterly Report on Form 10-Q for the quarter ended June 30, 2001, filed August 13, 2001 (File No. 000-26966).

(2)	Incorporated by reference from our registration statement on Form S-1, filed September 20, 1995, as amended (File No. 33-97188).

(3)	Included in Exhibit 5.

(4)	Included on the signature pages to this registration statement.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Collins, State of Colorado, on the 16th day of May, 2003.

Advanced Energy Industries, Inc.

By:	/s/ MICHAEL EL-HILLOW

Michael El-Hillow Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

     Each person whose signature appears below hereby appoints Douglas S. Schatz and Michael El-Hillow, and each of them severally, acting alone and without the other, his true and lawful attorney-in-fact with authority to execute in the name of each such person, and to file with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, any and all amendments (including without limitation post-effective amendments) to this registration statement necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such changes in this registration statement as the aforesaid attorney-in-fact deems appropriate.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Dated: May 16, 2003	/s/ DOUGLAS S. SCHATZ

Douglas S. Schatz Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)

Dated: May 16, 2003	/s/ MICHAEL EL-HILLOW

Michael El-Hillow Executive Vice President and Chief Financial Officer (Principal Financial Officer)

Dated: May 16, 2003	/s/ RICHARD P. BECK

Richard P. Beck Director

Dated: May 16, 2003	/s/ TRUNG T. DOAN

Trung T. Doan Director

Dated: May 16, 2003	/s/ ARTHUR A. NOETH

Arthur A. Noeth Director

Dated: May 16, 2003	/s/ ELWOOD SPEDDEN

Elwood Spedden Director

Dated: May 16, 2003	/s/ GERALD M. STAREK

Gerald M. Starek Director

EXHIBIT INDEX

Exhibit Number	Description

4.1	Restated Certificate of Incorporation, as amended (1)

4.2	Bylaws (2)

5	Opinion of Thelen Reid & Priest LLP

23.1	Consent of KPMG LLP

23.2	Information regarding consent of Arthur Andersen LLP

23.3	Consent of Thelen Reid & Priest LLP (3)

24	Power of Attorney (4)

(1)	Incorporated by reference from our Quarterly Report on Form 10-Q for the quarter ended June 30, 2001, filed August 13, 2001 (File No. 000-26966).

(2)	Incorporated by reference from our registration statement on Form S-1, filed September 20, 1995, as amended (File No. 33-97188).

(3)	Included in Exhibit 5.

(4)	Included on the signature pages to this registration statement.